Exhibit 99.1
SECOND QUARTER 2026
EARNINGS RELEASE
August 14, 2026

MEDIACO REPORTS SECOND QUARTER
FINANCIAL RESULTS
MediaCo Drives Continued Momentum with $65.4 million in Revenue and Industry Leading Growth
Second quarter digital revenue stays strong at 47% of Advertising Sales
Audience Share Gains, New Content and Broader Digital Distribution Driving Growth

New York, NY –August 14, 2026– MediaCo Holding Inc. (Nasdaq: MDIA) reported financial results for the second quarter ended June 30, 2026.

Year-to-date Net Revenue was $65.4 million, up $6.1 million, or 10%, from the prior year, driven primarily by new digital revenue sales. Year-to-date Net Loss was $18.0 million, compared to a Net Loss of $16.0 million from the prior year, primarily due to the increase in digital expenses, loss on disposal of assets and higher net interest costs; partially offset by higher revenue and higher net other income.

Year-to-date Adjusted EBITDA income of $1.1 million, down $1.8 million from the prior year Adjusted EBITDA income of $2.9 million, driven by higher operating and corporate expenses. Please refer to the “Definitions and Disclosures Regarding Non-GAAP Financial Information” section herein, the reconciliations at the end of this press release and additional information on our website.
2026 Second Quarter Financial Summary

	Three Months Ended June 30,		Change
(Dollars in thousands)	2026	2025	%
NET REVENUES	$33,969	$31,245	9%
NET LOSS	$(8,613)	$(7,390)	17%
% Margin(1)	(25)%	(24)%
ADJUSTED EBITDA(2)	$942	$1,512	38%

2026 First Half Financial Summary

	Six Months Ended June 30,		Change
(Dollars in thousands)	2026	2025	%
NET REVENUES	$65,355	$59,275	10%
NET LOSS	$(17,981)	$(15,996)	12%
% Margin(1)	(28)%	(27)%
ADJUSTED EBITDA(2)	$1,145	$2,918	61%

(1)Net Income margin is Net Loss as a percentage of Net Revenue.
(2)Adjusted EBITDA is a non-GAAP measure. Please refer to the “Definitions and Disclosures Regarding Non- GAAP Financial Information” section herein, the reconciliations at the end of this press release and additional information on our website.
“MediaCo delivered 9% revenue growth in the second quarter, outpacing much of the industry, as we continue to build on our leadership position serving multicultural audiences,” said Albert Rodriguez, MediaCo CEO. “Our cross-platform strategy is central to this performance: 47% of advertising revenue was generated through digital channels during the quarter, once again ranking us among the top performers in our industry. Combined with a strong sales pipeline, culturally authentic and high-impact programming, and an expanding distribution footprint across television, radio, digital, and FAST platforms, we are growing our audience reach and strengthening our value to advertisers.”

SECOND QUARTER 2026
EARNINGS RELEASE
“As we monetize the strategic investments we’ve made in our assets and expand our revenue sources, we remain focused on streamlining operations and building efficiency across the business. At the same time, we implemented a companywide cost and expense reduction initiative to sharpen our operating discipline and drive improved EBITDA and margins. We believe the future is very bright as we position serving multicultural audiences.”
Company and Business Highlights
•EstrellaTV, one of just three broadcast networks with prime time P18-49 growth in the first 6 months of 2026, delivered another standout first quarter - posting a +38% year-over-year increase in P18-49 prime time(1). This marked the network's fourth consecutive quarter of audience growth, reinforcing EstrellaTV’s accelerating momentum and competitive strength. Year-to-date, EstrellaTV has exceeded prior-year P18-49 delivery across nearly every daypart - Weekday and Weekend Prime, Early Fringe, Weekday Daytime and Weekend Daytime, as well as Total Day. This highlights the strength and balance of its programming strategy. The fastest-growing Spanish-language broadcast network in the U.S., in March 2026, EstrellaTV was the only Spanish-language broadcast network to post P18-49 growth, increasing +22% versus the prior year.
1Source: Source: Nielsen NLTV Program Report; Updated Big Data Plus Panel National Sample, NTI Calendar (1Q26: 12/29/2025 - 03/29/2026, 1Q25: 12/30/2024 - 03/30/2025, 2Q26: 03/30/2026 - 06/28/2026, 2Q25: 03/31/2025 - 06/29/2025, Mar26: 02/23/2026 - 03/29/2026, Mar25: 02/24/2025 - 03/30/2025), P18-49 AA (units), Strict Daypart Program-Based Dayparts M-Su 7p-11p (span), Prime dayparts (7p-11p), Early Fringe (MF 4p-7p), Weekday Daytime (MF 10a-4p), Weekend Daytime (12p-7p), ETV Total Day (MF 7a-2a & SS 12p-2a & M-Sa 630a-7a)

Forward-Looking Statements
This communication includes or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). You can identify these forward-looking statements by our use of words such as “intend,” “plan,” “may,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions, whether in the negative or affirmative. Such forward-looking statements, which speak only as of the date hereof, are based on managements’ estimates, assumptions and beliefs regarding our future plans, intentions and expectations. We cannot guarantee that we will achieve these plans, intentions or expectations. All statements regarding our expected financial position, business, results of operations and financing plans are forward-looking statements.
Actual results or events could differ materially from the plans, intentions or expectations disclosed in the forward-looking statements we make. We have included important facts in various cautionary statements in this communication that we believe could cause our actual results to differ materially from forward-looking statements that we make. The forward-looking statements do not reflect the potential impact of any future acquisitions, mergers or dispositions. We undertake no obligation to update or revise any forward-looking statements because of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see MediaCo’s other filings with the Securities and Exchange Commission.
Definitions and Disclosures Regarding Non-GAAP Financial Information
We define Adjusted EBITDA as consolidated net loss adjusted to exclude restructuring expenses, business combination transaction costs, unusual and non-recurring expenditures, non-cash items and non-cash compensation included within operating expenses, as well as the following line items presented in our Statements of Operations: Equity loss in investments, Depreciation and amortization, Loss on disposal of assets, and Other income. Alternatively, Adjusted EBITDA is calculated as Net loss, adjusted to exclude Provision for income taxes, Equity loss in investments, Interest expense, net, Depreciation and amortization, Loss on disposal of assets, Other income, and Other adjustments. We use Adjusted EBITDA, among other measures, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of our operational strength

SECOND QUARTER 2026
EARNINGS RELEASE
and performance of our business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets. We believe the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. We believe it helps improve investors’ ability to understand our operating performance and makes it easier to compare our results with other companies that have different capital structures or tax rates. In addition, we believe this measure is also among the primary measures used externally by our investors, analysts and peers in our industry for purposes of valuation and comparing our operating performance to other companies in our industry. Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating loss or net loss as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of our ability to fund our cash needs. Because it excludes certain financial information compared with operating loss and compared with consolidated net loss, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.
For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this earnings release, please see the supplemental tables at the end of this release.

About MediaCo Holding Inc.

MediaCo Holding Inc. (Nasdaq: MDIA) is a diverse-owned, multi-platform media company serving multicultural audiences across the U.S. Through a network of iconic brands—including Hot 97, WBLS, EstrellaTV, Estrella News, Que Buena Los Angeles and the Don Cheto Radio Network—MediaCo reaches over 20 million people monthly via television, radio, digital, and streaming platforms. Its Sigma Audio Networks LLC, a groundbreaking national multicultural audio network, is modernizing how advertisers reach America’s growing multicultural audiences. The company's innovative and culturally resonant content spans music, news, and entertainment across major local and national markets. More info at www.mediacoholding.com.

Investor Contact:
Roberto Castro
Interim Chief Financial Officer and Interim Treasurer
MEDIACO HOLDING INC.
press@MediaCoHolding.com

APPENDIX
MEDIACO HOLDING INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Change
(Dollars in thousands)	2026	2025	$	%
NET REVENUES	$33,969	$31,245	2,724	9
OPERATING EXPENSES:
Operating expenses	35,227	34,774	453	1
Corporate expenses	2,055	1,554	501	32
Depreciation and amortization	1,343	1,697	(354)	(21)
Loss on disposal of assets	233	5	228	4,568
Total operating expenses	38,858	38,030	828	2
OPERATING LOSS	(4,889)	(6,785)	1,896	(28)
OTHER INCOME (EXPENSE):
Interest expense, net	(4,029)	(3,855)	(174)	5
Change in fair value of warrant shares liability	—	1,410	(1,410)	N/A
Other income, net	543	2,119	(1,576)	(74)
Total other expense	(3,486)	(326)	(3,160)	969
LOSS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	(8,375)	(7,111)	(1,264)	18
PROVISION FOR INCOME TAXES	(150)	279	(429)	(154)
LOSS BEFORE EQUITY LOSS IN INVESTMENTS	(8,225)	(7,390)	(835)	11
EQUITY LOSS IN INVESTMENTS	(388)	—	(388)	N/A
NET LOSS	$(8,613)	$(7,390)	(1,223)	17

APPENDIX
MEDIACO HOLDING INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30,		Change
(Dollars in thousands)	2026	2025	$	%
NET REVENUES	$65,355	$59,275	6,080	10
OPERATING EXPENSES:
Operating expenses	70,049	63,986	6,063	9
Corporate expenses	3,721	3,147	574	18
Depreciation and amortization	3,019	3,466	(447)	(13)
Loss on disposal of assets	985	144	841	584
Total operating expenses	77,774	70,743	7,031	10
OPERATING LOSS	(12,419)	(11,468)	(951)	8
OTHER INCOME (EXPENSE):
Interest expense, net	(7,969)	(7,609)	(360)	5
Change in fair value of warrant shares liability	—	1,410	(1,410)	N/A
Other income, net	4,222	2,230	1,992	89
Total other expense	(3,747)	(3,969)	222	(6)
LOSS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	(16,166)	(15,437)	(729)	5
PROVISION FOR INCOME TAXES	1,172	559	613	110
LOSS BEFORE EQUITY LOSS IN INVESTMENTS	(17,338)	(15,996)	(835)	11
EQUITY LOSS IN INVESTMENTS	(643)	—	(388)	N/A
NET LOSS	$(17,981)	$(15,996)	(1,985)	12

APPENDIX
MEDIACO HOLDING INC.
NON-GAAP FINANCIAL MEASURES
RECONCILIATIONS OF NET LOSS TO ADJUSTED EBITDA (1)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2026	2025	2026	2025
NET REVENUES	$33,969	$31,245	$65,355	$59,275

Net Loss	$(8,613)	$(7,390)	$(17,981)	$(15,996)

Provision for income taxes	(150)	279	1,172	559
Equity loss in investments	388	—	643	—
Interest expense, net	4,029	3,855	7,969	7,609
Depreciation and amortization	1,343	1,697	3,019	3,466
Loss on disposal of assets	233	5	985	144
Change in fair value of warrant shares liability	—	(1,410)	—	(1,410)
Other income, net	(543)	(2,119)	(4,222)	(2,230)
Other adjustments	4,255	6,595	9,560	10,776
Adjusted EBITDA(1)	$942	$1,512	$1,145	$2,918

(1)
We define Adjusted EBITDA as consolidated net loss adjusted to exclude restructuring expenses, business combination transaction costs, unusual and non-recurring expenditures, non-cash items and non-cash compensation included within operating expenses, as well as the following line items presented in our Statements of Operations: Equity loss in investments, Depreciation and amortization, Loss on disposal of assets, and Other income. Alternatively, Adjusted EBITDA is calculated as Net loss, adjusted to exclude Provision for income taxes, Equity loss in investments, Interest expense, net, Depreciation and amortization, Loss on disposal of assets, Other income, and Other adjustments. We use Adjusted EBITDA, among other measures, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of our operational strength and performance of our business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets. We believe the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. We believe it helps improve investors’ ability to understand our operating performance and makes it easier to compare our results with other companies that have different capital structures or tax rates. In addition, we believe this measure is also among the primary measures used externally by our investors, analysts and peers in our industry for purposes of valuation and comparing our operating performance to other companies in our industry. Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating loss or net loss as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of our ability to fund our cash needs. Because it excludes certain financial information compared with operating loss and compared with consolidated net loss, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.